Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No.1 to Form S-1 of our report dated November 18, 2025, relating to the financial statements of Jiaheng Ruiji International Trade Co Ltd.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC
Singapore
January 26, 2026